Exhibit 99.3

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets
As of March 31, 2018 and December 31, 2017

(in thousands)	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$18,313	$27,966
Restricted cash	19,816	16,193
Accounts receivable, net of allowance for doubtful accounts of $82 and $484, respectively	42,636	47,433
Due from related parties	268	197
Prepaid expenses and other current assets	4,310	3,550
Current portion of notes receivable	3,075	3,442
Settlement assets	4,328	7,207
Total current assets	92,746	105,988

Notes receivable, less current portion	3,343	3,807
Property, equipment, and software, net	13,566	11,943
Goodwill	101,532	101,532
Intangible assets, net	43,106	42,062
Investment in unconsolidated entities	1,307	1,361
Other assets	325	14
Total assets	$255,925	$266,707

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$18,736	$18,603
Accrued residual commissions	19,857	23,470
Customer deposits	4,229	4,853
Current portion of long-term debt	2,682	7,582
Settlement obligations	13,704	10,474
Current portion of common unit repurchase obligation	-	1,500
Total current liabilities	59,208	66,482

Long-term debt, net of discounts and deferred financing costs	340,457	267,939
Warrant liability	12,182	8,701
Common unit repurchase obligation	-	7,690
Other liabilities	6,149	6,050
Total long term liabilities	358,788	290,380
Total liabilities	417,996	356,862

Commitments and Contingencies (Notes 6 and 7)
Members' deficit	(162,071)	(90,155)
Total liabilities and members' deficit	$255,925	$266,707

See Notes to Unaudited Condensed Consolidated Financial Statements

F-1

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations
For the three months ended March 31, 2018 and 2017

	Three months ended March 31,
(in thousands, except per unit data)	2018	2017
REVENUE:
Merchant card fees revenue	$108,010	$86,797
Outsourced services revenue	6,001	5,566
Other revenue	1,585	729
Total revenue	115,596	93,092

OPERATING EXPENSES:
Costs of merchant card fees	82,813	66,461
Other costs of services	4,376	3,658
Salary and employee benefits	8,972	8,124
Depreciation and amortization	3,767	3,644
Selling, general and administrative	5,219	2,244
Change in fair value of contingent consideration	-	(410)
Other operating expenses	2,571	2,807
Total operating expenses	107,718	86,528
Income from operations	7,878	6,564

OTHER INCOME (EXPENSES):
Interest and other income	191	134
Interest and other expense	(11,192)	(7,945)
Equity in income (loss) of unconsolidated entities	(54)	26
Total other expenses	(11,055)	(7,785)
Net loss	$(3,177)	$(1,221)

Loss per unit:
Basic loss per unit	$(0.72)	$(0.23)
Diluted loss per unit	$(0.72)	$(0.23)

Weighted-average common units outstanding:
Basic	4,445	5,289
Diluted	4,445	5,289

See Notes to Unaudited Condensed Consolidated Financial Statements

F-2

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity (Deficit)
For the three months ended March 31, 2018

(in thousands)	Common Units - A Amount	Common Units - A Units	Common Units - B Amount	Common Units - B Units	Members’ Equity (Deficit)
Balance - December 31, 2017	$(93,490)	5,249	$3,335	302	$(90,155)
Member distributions	(4,024)	-	-	-	(4,024)
Unit-based compensation	-	-	188	-	188
Net loss	(3,177)	-	-	-	(3,177)
Redemption of membership interest	(64,903)	(954)	-	-	(64,903)
Pro rata adjustment	-	-	-	(55)	-
Balance - March 31, 2018	$(165,594)	4,295	$3,523	247	$(162,071)

See Notes to Unaudited Condensed Consolidated Financial Statements

F-3

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity (Deficit)
For the three months ended March 31, 2017

(in thousands)	Preferred Units - A Amount	Preferred Units - A Units	Common Units - A Amount	Common Units - A Units	Common Units - B Amount	Common Units - B Units	Common Units - C Amount	Common Units - C Units	Members’ Equity (Deficit)
Balance - December 31, 2016	$2,709	2,701	$108,970	10,000	$2,314	638	$2,014	1,500	$116,007
Unit-based compensation	-	-	-	-	280	-	-	-	280
Net loss	-	-	(1,221)	-	-	-	-	-	(1,221)
Redemption of membership interest	-	-	(200,000)	(4,682)	-	-	-	-	(200,000)
Reclass of common unit repurchase obligation	-	-	(12,190)	-	-	-	-	-	(12,190)
Release of contingent consideration	-	-	3,812	-	-	-	-	-	3,812
Elimination of Class C Units	-	-	2,014	-	-	-	(2,014)	(1,500)	-
Elimination of Preferred Units	(2,709)	(2,701)	2,709	-	-	-	-	-	-
Pro rata adjustment	-	-	-	-	-	(299)	-	-	-
Balance - March 31, 2017	$-	-	$(95,906)	5,318	$2,594	339	$-	-	$(93,312)

See Notes to Unaudited Condensed Consolidated Financial Statements

F-4

Priority holdings, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2018 and 2017

	Three Months Ended March 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(3,177)	$(1,221)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,767	3,644
Unit-based compensation expense	188	280
Amortization of debt issuance costs	174	179
Amortization of debt discount	134	124
Equity in income (loss) of unconsolidated affiliates	54	(26)
Change in fair value of warrant liability	3,481	90
Change in fair value of contingent consideration	-	(410)
Loss on debt extinguishment	-	1,753
Payment in kind interest	1,193	1,208
Other non-cash change	-	148
Change in operating assets and liabilities:
Accounts receivable	4,797	(1,283)
Settlement assets	2,879	2,628
Prepaid expenses and other current assets	(766)	(416)
Notes receivable	831	1,451
Related parties	(71)	(29)
Accounts payable, accrued expenses and accrued residual commissions	(3,575)	(2,553)
Settlement obligations	3,230	12
Customer deposits	(624)	(678)
Other liabilities	99	(120)
Net cash provided by operating activities	12,614	4,781

Cash flows from investing activities:
Additions to property and equipment	(2,624)	(1,108)
Additions to intangible assets	(3,700)	(2,255)
Net cash used in investing activities	(6,324)	(3,363)

Cash flows from financing activities:
Proceeds from issuance of long term debt	67,113	276,290
Repayment of long term debt	(670)	(89,196)
Debt issuance costs	(646)	(4,570)
Distributions to members	(4,024)	-
Redemption of membership interests	(74,093)	(200,000)
Net cash used in financing activities	(12,320)	(17,476)

Change in cash and restricted cash:
Net decrease in cash and restricted cash	(6,030)	(16,058)
Cash and restricted cash, at the beginning of year	44,159	41,702
Cash and restricted cash, at the end of year	$38,129	$25,644

Supplemental cash flow information:
Cash paid for interest	$5,355	$4,233

Non-cash investing and financing activities:
Purchase of property and equipment through accounts payable	$155	$246
Common unit repurchase obligation	$-	$12,190

See Notes to Unaudited Condensed Consolidated Financial Statements

F-5

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Nature of business and Summary of significant accounting policies

Nature of Business

Priority Holdings, LLC (the “Company”) was organized as a limited liability company on May 21, 2014 in the state of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act as a result of the merger between Pipeline Cynergy Holdings, LLC (“PCH”) and Priority Payment Systems Holdings, LLC (“PPSH”). Priority Holdings, LLC and its subsidiaries are hereinafter referred to as the Company. Until January 3, 2017, the Company was owned by a group of private equity investors led primarily by Priority Investment Holdings, LLC (“PIH”) and Comvest Pipeline Cynergy Holdings, LLC (“Comvest”). On January 3, 2017, the Company exercised a redemption of the majority of Comvest’s membership units resulting in a change in the majority-voting unitholder. See Note 9 – Members Equity.

The Company provides merchant transaction processing services to small and medium-sized merchants and operates in two reportable segments, Consumer Payments and Commercial Payments and Managed Services. For more information about the Company’s segments, refer to Note 12 – Segment Information. The Company enters into agreements with payment processors which in turn have agreements with multiple Card Associations. These Card Associations comprise an alliance aligned with insured financial institutions (“Member Banks”) that work in conjunction with various local, state, territory, and federal government agencies to make the rules and guidelines regarding the use and acceptance of credit and debit cards. Card Association rules require that vendors and processors be sponsored by a Member Bank and register with the Card Associations. The Company has multiple sponsorship bank agreements and is a registered Independent Sales Organization (“ISO”) with Visa®. The Company is also a registered Member Service Provider with MasterCard®. The Company’s sponsorship agreements allow the capture and processing of electronic data in a format to allow such data to flow through networks for clearing and fund settlement of merchant transactions. The Company uses a direct sales force and contracts with other ISOs and Independent Sales Agents (“ISA”) to attract merchant accounts. The Company develops and uses software to process and monitor merchant transactions, provide customer support and other back office services.

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements include those of the Company and its controlled subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation. Investments in unconsolidated affiliated companies are accounted for under the equity method and are included in “Investment in unconsolidated entities” in the accompanying consolidated balance sheets. The Company generally utilizes the equity method of accounting when it has an ownership interest of between 20% and 50% in an entity, provided the Company is able to exercise significant influence over the investee’s operations.

These unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and should be read in connection with the Company’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2017. The accompanying unaudited condensed consolidated financial statements are unaudited; however, in the opinion of management they include all normal and recurring adjustments necessary for a fair presentation of the Company’s unaudited condensed consolidated financial statements for the periods presented. Results of operations reported for interim periods are not necessarily indicative of results for the entire year due to seasonal fluctuations in the Company’s revenue as a result of consumer spending patterns. All intercompany balances and transactions have been eliminated.

F-6

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company recognizes revenue when (1) it is realized or realizable and earned, (2) there is persuasive evidence of an arrangement, (3) delivery and performance has occurred, (4) there is a fixed or determinable sales price and (5) collection is reasonably assured.

The Company generates revenue primarily for fees charged to merchants for the processing of card-based transactions. The Company’s reporting segments are organized by services the Company provides and distinct business units. Set forth below is a description of the Company’s revenue by segment. See Note 16 – Segment Information in the Company’s consolidated financial statements for the year ended December 31, 2017 for further discussion of the Company’s reportable segments.

Consumer Payments

The Company’s Consumer Payments segment represents merchant card fee revenues, which are based on the electronic transaction processing of credit, debit and electronic benefit transaction card processing authorized and captured through third-party networks, check conversion and guarantee, and electronic gift certificate processing. Merchants are charged rates which are based on various factors, including the type of bank card, card brand, merchant charge volume, the merchants industry and the merchant’s risk profile. Typically, revenues generated from these transactions are based on a variable percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. The Company’s contracts in most instances involve three parties: the Company, the merchant and the sponsoring bank. The Company’s sponsoring banks collect the gross revenue from the merchants, pay the interchange fees and assessments to the credit card associations, retain their fees and pay to the Company a net residual payment representing the Company’s fee for the services provided. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, and monthly minimum fees, fees for handling chargebacks, gateway fees and fees for other miscellaneous services.

The determination of whether a company should recognize revenue based on the gross amount billed to a customer or the net amount retained is a matter of judgment that depends on the facts and circumstances of the arrangement and that certain factors should be considered in the evaluation. The Company recognizes merchant card fee revenues net of interchange fees, which are assessed to the Company’s merchant customers on all transactions processed by third parties. Interchange fees and rates are not controlled by the Company, which effectively acts as a clearing house collecting and remitting interchange fee settlement on behalf of issuing banks, debit networks, credit card associations and its processing customers. All other revenue is reported on a gross basis, as the Company contracts directly with the merchant, assumes the risk of loss and has pricing flexibility.

F-7

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Commercial Payments and Managed Services

The Company’s Commercial Payments and Managed Services segment represents outsourced services revenue, which is primarily derived from providing an outsourced sales force to certain enterprise customers. These services may be provided in areas related to supplier / management campaigns, merchant development programs, and receivable finance management. Commercial Payments and Managed Services are provided on a cost-plus fee arrangement. Revenue is recognized to the extent of billable rates times hours worked and other reimbursable costs incurred.

Other revenue

Other revenue is comprised of fees for services not specifically described above, which are generally transaction-based fees that are recognized at the time the transactions are processed, and revenue generated from the sale of point of sale devices (“terminals”) when the following four criteria are met: evidence of an agreement exists, delivery has occurred, the selling price is fixed and determinable, and collection of the selling price is reasonably assured.

Costs of Services

Costs of Merchant Card Fees

Cost of merchant card fees primarily consist of residual payments to agents and ISOs and other third-party costs directly attributable to payment processing. The residual payments represent commissions paid to agents and ISOs based upon a percentage of the net revenues generated from merchant transactions.

Other Costs of Services

Other costs of services include salaries directly related to outsourced services revenue, merchant supplies, and other service expenses.

Comprehensive Income

Comprehensive income represents the sum of net income (loss) and other amounts that are not included in the income statement as the amounts have not been realized. For the three months ended March 31, 2018 and 2017, there were no differences between the Company’s net income (loss) and comprehensive income (loss). Therefore, no separate Statement of Other Comprehensive Income is included in the financial statements for the reporting periods.

Fair Value Measurements

The Company measures certain assets and liabilities at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities as of the reporting date.

F-8

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Level 2 – Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3 – Unobservable inputs that are not corroborated by market data.

The fair values of the Company’s warrant liability, merchant portfolios, assets and liabilities acquired in mergers and business combinations and the implied fair value of the Company, are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on the Company’s most recent cash flow projections and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values and, where available, values observed in public market transactions.

The carrying values of accounts and notes receivable, accounts payable and accrued expenses, long-term debt and cash, including settlement assets and the associated deposit liabilities approximate fair value due to either the short-term nature of such instruments or the fact that the interest rate of the debt is based upon current market rates.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board (“FASB”) and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The following are recent pronouncements relevant to the Company:

Adopted During the Three Months Ended March 31, 2018

In May 2017, the FASB issued ASU 2017-09 “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting,” to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met:

1.	The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification.
2.	The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified.
3.	The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified.

The ASU was effective for, and was adopted by, the Company on January 1, 2018. Adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-9

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Recently Issued Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, amended in August 2015 by ASU 2015-14, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB has issued several additional ASUs since this time that add additional clarification to certain issues existing after the original ASU was released. All of the new standards are effective for the Company on January 1, 2019. The standards permit the use of either the retrospective or cumulative effect transition method. The new standard could change the amount and timing of revenue and costs for certain significant revenue streams, increase areas of judgment and related internal controls requirements, change the presentation of revenue for certain contract arrangements and possibly require changes to the Company’s software systems to assist in both internally capturing accounting differences and externally reporting such differences through enhanced disclosure requirements. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning or the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13 “Revenue Recognition (Topic 605), Revenues from Customers (Topic 606), Leases (Topic 840) and Leases (Topic 842)”, which made amendments to SEC paragraphs pursuant to the Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) Meeting and rescission of prior SEC Staff Announcements and Observer comments. This guidance, which is effective upon the adoption of ASC 606 and 842. The Company will assess the impact of the ASU while assessing the impact from implementing ASC 606 and 842 to the consolidated financial statements, results of operations, and cash flows.

Concentrations

The Company’s revenue is substantially derived from processing Visa® and MasterCard® bank card transactions. Because the Company is not a Member Bank, in order to process these bank card transactions, the Company maintains sponsorship agreements with three Member Banks, as of March 31, 2018, which require, among other things, that the Company abide by the by-laws and regulations of the Card Associations.

Substantially all of the Company’s revenues and receivables are attributable to merchant customer transactions, which are processed primarily by two third-party payment processors.

F-10

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

A majority of the Company’s cash and restricted cash is held in certain financial institutions, substantially all of which is in excess of federal deposit insurance corporation limits. The Company does not believe it is exposed to any significant credit risk from these transactions.

Reclassification

Certain prior year amounts in the unaudited condensed consolidated financial statements have been reclassified to conform to the current year presentation, with no effect on net loss or members’ deficit.

2.	SETTLEMENT ASSETS AND OBLIGATIONS

The principal components of the Company’s settlement assets and obligations at March 31, 2018 and December 31, 2017 are as follows:

(in thousands)
Settlement Assets	March 31, 2018	December 31, 2017
Due from card processors	$4,328	$7,207
Settlement Obligations
Due to ACH payees	13,704	10,474
Total settlement obligations, net	$(9,376)	$(3,267)

Amounts due to ACH payees are offset by restricted cash.

3.	goodwill and intangible assets

The Company records goodwill when an acquisition is made and the purchase price is greater than the fair value assigned to the underlying tangible and intangible assets acquired and the liabilities assumed. As of March 31, 2018 and December 31, 2017, all of the Company’s goodwill is related to the Consumer Payments reporting unit. The Company’s intangible assets primarily include merchant portfolios and other intangible assets such as non-compete agreements, tradenames, acquired technology (developed internally by acquired companies prior to the business combination with the Company) and customer relationships.

F-11

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

As of March 31, 2018 and December 31, 2017 goodwill and intangible assets consisted of the following:

(in thousands)	March 31, 2018	December 31, 2017
Goodwill	$101,532	$101,532
Other intangible assets:
Merchant portfolios	$50,416	$46,716
Non-compete agreements	3,390	3,390
Tradename	2,580	2,580
Acquired technology (developed internally)	13,200	13,200
Customer relationships	51,090	51,090
	120,676	116,976
Less accumulated amortization:
Merchant portfolios	(42,441)	(41,915)
Non-compete agreements	(3,318)	(3,243)
Tradename	(830)	(776)
Acquired technology (developed internally)	(8,478)	(7,928)
Customer relationships	(22,503)	(21,052)
	(77,570)	(74,914)
	$43,106	$42,062

The Company tests goodwill for impairment for the Consumer Payments reporting unit on an annual basis, or when events occur or circumstances indicate the fair value of a reporting unit is below its carrying value. The Company will perform its annual goodwill impairment test as of November 30, 2018 using market data and discounted cash flow analyses. The Company concluded there were no indicators of impairment as of March 31, 2018 or December 31, 2017. As such, there was no accumulated impairment loss as of March 31, 2018 and December 31, 2017.

4.	property, equipment and software

The Company’s property, equipment, and software balance primarily consists of furniture, fixtures, and equipment used in the normal course of business, computer software developed for internal use, and leasehold improvements. Computer software represents purchased software and internally developed back office and merchant interfacing systems used to assist the reporting of merchant processing transactions and other related information.

F-12

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

A summary of property, equipment, and software as of March 31, 2018 and December 31, 2017 follows:

(in thousands)	March 31, 2018	December 31, 2017	Useful Life
Furniture and fixtures	$1,969	$1,871	2-7 years
Equipment	6,772	6,256	3-7 years
Computer software	22,165	20,443	3-5 years
Leasehold improvements	5,345	4,965	5-10 years
	36,251	33,535
Less accumulated depreciation	(22,685)	(21,592)
Property, equipment, and software, net	$13,566	$11,943

Depreciation expense totaled $1.1 million and $0.8 million for the three months ended March 31, 2018 and 2017, respectively.

F-13

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

5.	accounts payable and accrued expenses

The Company accrues for certain expenses that have been incurred, which are classified within accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Accounts payable and accrued expenses as of March 31, 2018 and December 31, 2017 consists of the following:

(in thousands)	March 31, 2018	December 31, 2017
Accounts payable	$11,076	$8,751
Accrued compensation	6,865	6,136
Other accrued expenses	795	3,716
	$18,736	$18,603

6.	LONG-TERM DEBT

Long-term debt as of March 31, 2018 and December 31, 2017 consists of the following:

(in thousands)	March 31, 2018	December 31, 2017
Term Loan - Senior, matures January 3, 2023 and bears interest at LIBOR plus 5.0% for March 31, 2018 and 6.0% for December 31, 2017 (Actual rate of 6.7% at March 31, 2018 and 7.4% at December 31, 2017)	$264,830	$198,000
Term Loan - Subordinated, matures July 3, 2023 and bears interest at 5.0% plus payment-in-kind interest (Actual rate of 10.5% at March 31, 2018 and 11.3% at December 31, 2017)	86,312	85,118
Total Debt	351,142	283,118
Less: current portion of long-term debt	(2,682)	(7,582)
Less: unamortized debt discounts	(3,470)	(3,212)
Less: deferred financing costs	(4,533)	(4,385)
Total long-term debt	$340,457	$267,939

F-14

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Debt Restructuring

On January 3, 2017, the Company restructured its long-term debt by entering into a Credit and Guaranty Agreement with a syndicate of lenders (the “Credit Agreement”). As a result, the syndicate of lenders became senior lenders and Goldman Sachs became a subordinated lender to the Company. The Credit Agreement had a maximum borrowing amount of $225.0 million, consisting of a $200.0 million Term Loan and a $25.0 million revolving credit facility. In addition, on January 3, 2017, the Company entered into a Credit and Guaranty Agreement with Goldman Sachs Specialty Lending Group, L.P. (“GS”) (the “GS Credit Agreement” and, together with the GS Agreement, the “Original Agreements”) for an $80.0 million term loan, the proceeds of which were used to refinance the amounts previously outstanding with GS. The term loans under the Credit Agreement and GS Credit Agreement were issued at a discount of $3.7 million, which is being amortized to interest expense over the lives of the term loans using the effective interest method. The Company determined that the 2017 debt restructuring should be accounted for as a debt extinguishment. The Company recorded an extinguishment loss of approximately $1.8 million, which consisted primarily of lender fees incurred in connection with the refinancing and the write-off of unamortized deferred financing fees and original issue discount associated with the previous debt. Amounts expensed in connection with the refinancing were recorded as a component of interest and other expense in the consolidated statement of operations for the three months ended March 31, 2018.

On January 11, 2018, the Company modified its long-term debt by amending the GS Credit Agreement and the Credit Agreement (collectively, the “2018 Amendment”).

The 2018 Amendment increased the Credit Agreement term loans by $67.5 million and lowered the applicable margin under the Credit Agreement. The $67.5 million in additional borrowings under the Credit Agreement was issued at a discount of $0.4 million, which is being amortized to interest expense over the lives of the term loans using the effective interest method. Borrowings under the Credit Agreement were subject to an applicable margin, or percentage per annum, equal to: (i) with respect to Initial Term Loans, (a) for LIBOR Rate Loans, 6.00% per annum and (b) for Base Rate Loans, 5.00% per annum; and (ii) with respect to Revolving Loans (a) for LIBOR Rate Loans and Letter of Credit fees, 6.00%, (b) for Base Rate Loans, 5.00% and (c) for unused commitment fees, 0.50%. As a result of the 2018 Amendment, borrowings under the Credit Agreement are subject to an applicable margin, or percentage per annum, equal to: (i) with respect to Initial Term Loans, (a) for LIBOR Rate Loans, 5.00% per annum and (b) for Base Rate Loans, 4.00% per annum; and (ii) with respect to Revolving Loans (a) for LIBOR Rate Loans and Letter of Credit fees, 5.00%, (b) for Base Rate Loans, 4.00% and (c) for unused commitment fees, 0.50%.

The Company determined that the 2018 Amendment should be accounted for as a debt modification. Therefore, all previously deferred fees and costs continue to be amortized to interest expense using the effective interest method over the respective terms of the amended loans. The Company incurred $0.8 million in issuance costs related to the 2018 Amendment, which were expensed as incurred and recorded as a component of interest and other expense in the accompanying consolidated statement of operations for the three months ended March 31, 2018. In connection with the new lenders to the Credit Agreement as a result of the 2018 Amendment, the Company capitalized incremental deferred financing costs of $0.3 million and fees paid to lenders of $0.4 million. The Company is amortizing these amounts to interest and other expense using the effective interest method over the terms of the Credit Agreement.

F-15

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

As a result of the 2018 Amendment, the Credit Agreement has a maximum borrowing amount of $292.5 million, consisting of a $267.5 million Term Loan and a $25.0 million revolving credit facility. The Credit Agreement matures on January 3, 2023, with the exception of the revolving credit facility which expires on January 2, 2022. Any amounts outstanding under the revolving credit facility must be paid in full before the maturity date of January 2, 2022. There were no amounts outstanding under the revolving credit facility as of March 31, 2018 or December 31, 2017.

The Credit Agreement, as amended, contains representations and warranties, financial and collateral requirements, mandatory payment events, and events of default and affirmative and covenants, including without limitation, covenants that restrict among other things, the ability to create liens, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, enter into certain transactions (including with affiliates), and to enter into certain leases. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreement and GS Credit Agreement. The financial covenant consist of an amended Total Net Leverage Ratio, as defined in the Amended SunTrust Term Loan Agreement and GS Agreement. As of March 31, 2018 and December 31, 2017, the Company was in compliance with the financial covenant.

The terms of the GS Agreement were amended to allow for the increase in borrowings under the Credit Agreement but otherwise the terms of the GS Agreement were not substantively changed by the 2018 Amendment. The borrowing amount under the GS Agreement is $80.0 million and was not changed in the 2018 Amendment. The GS Agreement matures on July 3, 2023.

Under the credit agreement the Company is required to make quarterly principal payments of $0.7 million. As of December 31, 2017, the Company was obligated to make certain additional mandatory prepayments based on Excess Cash Flow, as defined in the Credit Agreement. As of December 31, 2017, the mandatory prepayment based on Excess Cash Flow was $5.6 million, which was included in current portion of long-term debt. On April 26, 2018, the Company entered into a Limited Waiver and Consent, which waived the mandatory prepayment for 2017. See Note 14 - Subsequent Events.

F-16

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Principal contractual maturities on long-term debt at March 31, 2018 are as follows:

(in thousands)
Year ending December 31,	Maturities
2018	$2,682
2019	2,682
2020	2,682
2021	2,682
2022	2,682
Thereafter	337,732
$351,142

For the three months ended March, 31, 2018, the payment-in-kind (PIK) interest added $1.2 million to the principal amount of the subordinated debt, which totaled $86.3 million as of March 31, 2018.

The Company recorded $6.6 million and $5.7 million of interest expense for the three months ended March 31, 2018 and 2017, respectively.

Warrants

In connection with the prior GS Credit Agreement, the Company issued warrants to GS to purchase 1.0% of the Company’s outstanding Class A Common units. As part of the 2017 debt restructuring, the 1.0% warrant with GS was extinguished and the Company issued new warrants to GS to purchase 1.8% of the Company’s outstanding Class A Common units.

On January 11, 2018, the 1.8% warrant was amended to provide GS with warrants to purchase 2.2% of the Company’s outstanding Class A Common units. The change in the warrant percentage was the result of anti-dilution provisions in the agreement, which were triggered by the Class A Common unit redemptions that occurred during the three months ended March 31, 2018 as discussed in Note 9 – Members Equity. The warrants have a term of 7 years, an exercise price of $0 and may be exercised at any time prior to expiration date. Since the obligation is based solely on the fact that the 2.2% interest in equity of the Company is fixed and known at inception as well as the fact that GS may exercise the warrants, with a settlement in cash, any time prior to the expiration date of December 31, 2023, the warrants are required to be recorded as a liability.

As of March 31, 2018 and December 31, 2017, the warrants have a fair value of $12.2 million and $8.7 million, respectively, and are presented as a warrant liability in the accompanying consolidated balance sheets. The increases in fair value of the warrants of $3.5 million and $0.1 million for the three months ended March 31, 2018 and 2017, respectively, are included in interest and other expense in the consolidated statements of operations. Interest and other expense includes $0.1 million and $0.1 million of debt discount amortization for the three months ended March 31, 2018 and 2017, respectively.

F-17

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Deferred Financing Costs

Capitalized deferred financing costs related to the Company’s credit facilities totaled $4.5 million and $4.4 million at March 31, 2018 and December 31, 2017, respectively. Deferred financing costs are being amortized using the effective interest method over the remaining term of the respective debt and are recorded as a component of interest expense. The Company recognized interest expense related to the amortization of deferred financing costs of $0.2 million and $0.2 million for the three months ended March 31, 2018 and 2017, respectively. Deferred financing costs are included in long-term debt in the consolidated balance sheets.

7.	COMMITMENTS AND CONTINGENCIES

The Company is involved in certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of the Company, based on consultations with inside and outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if the Company should determine that an unfavorable outcome is probable on a claim and that the amount of probable loss that it will incur on that claim is reasonably estimable, it will record an accrued expense for the claim in question. If and when the Company records such an accrual, it could be material and could adversely impact its financial condition, results of operations, and cash flows.

8.	related party transactions

The Company has a management services agreement and an annual bonus payout with PSD Partners, which is owned by a member of Priority Investment Holdings, LLC, which is the member owner of Priority Holdings, LLC. For the three months ended March 31, 2018 and 2017, the Company incurred a total of $0.4 million and $0.2 million, respectively, for costs related to management service fees, annual bonus payout, and occupancy fees, which are recorded in selling, general and administrative expenses in the accompanying consolidated statement of operations.

F-18

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

9.	MEMBERS’ EQUITY

On January 3, 2017, the Company used the proceeds from the 2017 debt restructuring to redeem 4,681,590 Class A Common units for $200.0 million (the “Redemption”). Concurrent with the Redemption, (i) the Company and its members entered into an amended and restated operating agreement that eliminated the Class A Preferred units and the Class C Common units and (ii) the Plan of Merger was terminated which resulted in the cancellation of related contingent consideration due to the Preferred A unitholders.

On January 31, 2017, the Company entered into a redemption agreement with one of its minority unitholders to redeem their Class A common membership units for a total redemption price of $12.2 million. The Company accounted for the Common Unit Repurchase Obligation as a liability because it is required to redeem these Class A Common units for cash. The liability was recorded at fair value at the date of the redemption agreement, which was equal to the redemption value. Under this agreement, the Company redeemed $3.0 million of Class A Common units in April 2017. As of December 31, 2017, the Common Unit Repurchase Obligation had a redemption value of $9.2 million.

The remaining $9.2 million was redeemed through the January 17, 2018 redemption of 115,751 Class A Common units for $5.0 million and the February 23, 2018 redemption of 96,999 Class A Common Units for $4.2 million. Therefore, the Company no longer had a Common Unit Repurchase Obligation as of March 31, 2018.

In addition to the aforementioned redemptions, the Company redeemed 295,834 Class A Common units for $26.0 million on January 17, 2018 and 445,410 Class A Common Units for $39.0 million on January 19, 2018. As a result of the aforementioned redemptions, the Company is 100% owned by PIH.

The Class A common units redeemed in January and February 2018 were then cancelled by the Company. The redemption transactions and the amended and restated operating agreement resulted in a one unitholder gaining control and becoming the majority unitholder of the Company. These changes in the equity structure of the Company have been recorded in the Statement of Changes in Members’ Deficit as capital transactions.

The equity structure of the Company is as follows as of March 31, 2018 and December 31, 2017:

	March 31, 2018		December 31, 2017
(in thousands)	Authorized	Issued	Authorized	Issued
Class A Common Units, voting	4,295	4,295	5,249	5,249
Class B Common Units, non-voting	274	247	335	302
Class C Common Units, non-voting	-	-	-	-

The Company paid distributions of $4.0 million to the members during the three months ended March 31, 2018. No distributions were paid to members during the three months ended March 31, 2017.

F-19

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

10.	Incentive interest plan

In 2014, as part of the merger with Pipeline Cynergy Holdings, the Company established the Priority Holdings Management Incentive Plan (the “Plan”) pursuant to the Operating Agreement of Priority Holdings, LLC, for which selected Company employees and contractors may be awarded Management Incentive Units representing a fractional part of the interests in Profits, Losses and Distributions of the Company and having the rights and obligations specified with respect to Class B Common Units or such other class of Units as the Board may establish from time to time in the Operating Agreement.

The management incentive interest units are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the U.S. Securities Act of 1933 and the issuance of Management Incentive Units pursuant thereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit the Company’s ability to issue any Management Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company. The Management Incentive Units are intended for U.S. federal income tax purposes to be “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.

Under the Plan, the Board of Managers determines the terms and conditions of the profits interests granted. The majority of awards vest over the requisite service period or periods during which an employee is required to provide service in exchange for an award under the incentive interest plan. The profits interest units will vest at a rate of 40% or 20% as of September 21, 2016 and then in evenly across the remaining 3-5 years.

Concurrent with the redemptions disclosed in Note 9 – Members’ Equity, the Management Incentive Units were adjusted to maintain their pro-rata participation with the remaining membership interests by reducing the total number of units available and outstanding. The adjustments did not impact the value, terms, or vesting conditions of the Management Incentive Units. All employee units forfeited are eligible to be reissued in subsequent grants. Therefore, forfeited units are included in shares available for grant as of the end of each period.

The following summarizes the activity of the Plan for the three months ended March 31, 2018:

	Units Available for Grant	Units Granted
Balance at December 31, 2017	33,504	301,536
Pro rata adjustment	(6,089)	(54,804)
Balance at March 31, 2018	27,415	246,732

F-20

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

	Number of Units	Weighted-Average Grant- Date Fair Value
Vested units at December 31, 2017	183,938	$15.18
Pro rata adjustment	(33,431)	18.55
Vested units at March 31, 2018	150,507	$18.55

	Number of Units	Weighted-Average Grant- Date Fair Value
Non-vested units at December 31, 2017	117,598	$15.18
Pro rata adjustment	(21,373)	18.55
Non-vested units at March 31, 2018	96,225	$18.55

The following summarizes the activity of the Plan for the three months ended March 31, 2017:

	Units Available for Grant	Units Granted
Balance at December 31, 2016	-	638,297
Pro rata adjustment	-	(298,824)
Units forfeited	6,111	(6,111)
Balance at March 31, 2017	6,111	333,362

	Number of Units	Weighted-Average Grant- Date Fair Value
Vested units at December 31, 2016	184,468	$7.97
Pro rata adjustment	(86,360)	14.98
Vested units at March 31, 2017	98,108	$14.98

F-21

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

	Number of Units	Weighted-Average Grant- Date Fair Value
Non-vested units at December 31, 2016	453,829	$7.97
Pro rata adjustment	(212,464)	14.98
Units forfeited	(6,111)	14.98
Non-vested units at March 31, 2017	235,254	$14.98

Unit-based compensation expense was $0.2 million and $0.3 million for three months ended March 31, 2018 and 2017, respectively. As of March 31, 2018, there is approximately $1.1 million of total unrecognized compensation cost related to non-vested share units granted under the plan. Under the plan there is no stated exercise price per unit.

11.	Fair value measurements

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.

F-22

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Warrant

On January 3, 2017, the warrants of 1.0% were cancelled and replaced by the issuance of warrants to purchase Class A Common Units representing 1.8% of the outstanding Class A Common Units of the Company. On January 11, 2018, the debt warrants of 1.8% were cancelled and replaced by the issuance of warrants to purchase Class A Common Units representing 2.2% of the outstanding Class A Common Units of the Company. See Note 6 – Long-Term Debt. The Company estimates the fair value of the Company using a weighted-average of values derived from generally accepted valuation techniques, including market approaches, which consider the guideline public company method, the guideline transaction method, the recent funding method, and an income approach, which considers discounted cash flows. The Company adjusts the carrying value of the warrant to fair value as determined by the valuation model and recognizes the change in fair value as an increase or decrease in interest and other expense. As such, the Company classifies the warrant subjected to recurring fair value measurement as Level 3.

Contingent Consideration – Preferred A Units Earnout

In conjunction with the merger disclosed in Note 1 – Nature of Business and Summary of Significant Accounting Policies, the Company provided a contingent preferred equity earnout plan. A current market valuation model, as described above, is used to estimate the fair value of the Company which, in turn, establishes the value of the preferred equity earnout contingent consideration. The Company adjusts the carrying value of the contingent consideration to fair value as determined by the valuation model and recognizes the change in fair value as “Change in fair value of contingent consideration.” The Company used a multiple of ten times the adjusted EBITDA, and applied a discount of 30% for lack of control and marketability in determining the value of the units. As such, the Company classifies the contingent consideration subjected to recurring fair value measurement as Level 3.

The table below presents the recorded amount of the warrants classified as liabilities measured at fair value on a recurring basis as of March 31, 2018 and December 31, 2017.

(in thousands)	Level 1	Level 2	Level 3	Total
Balance as of March 31, 2018
Warrant liability	$-	$-	$12,182	$12,182
	$-	$-	$12,182	$12,182

	Level 1	Level 2	Level 3	Total
Balance as of December 31, 2017
Warrant liability	$-	$-	$8,701	$8,701
	$-	$-	$8,701	$8,701

F-23

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

The following table shows a reconciliation of the beginning and ending balances for liabilities measured at fair value on a recurring basis using significant unobservable inputs that are classified as Level 3 in the fair value hierarchy for the three months ended March 31, 2018 and 2017:

Warrant Liability
Balance at December 31, 2017	$8,701
Extinguishment of GS 1.8% warrant liability (Note 6)	(8,701)
GS 2.2% warrant liability (Note 6)	12,182
Balance at March 31, 2018	$12,182

	Warrant Liability	Contingent Consideration
Balance at December 31, 2016	$4,353	$4,222
Extinguishment of GS 1.0% warrant liability (Note 6)	(4,353)	-
GS 1.8% warrant liability (Note 6)	4,503	-
Adjustment to ACCPC contingent consideration	-	(410)
Release of Preferred A contingent consideration (Note 9)	-	(3,812)
Adjustment to fair value included in earnings	90	-
Balance at March 31, 2017	$4,593	$-

There were no transfers among the fair value levels during the three months ended March 31, 2018 and 2017.

12.	SEGMENT Information

The Company’s operating segments are based on the Company’s product offerings and consist of the following: Consumer Payments and Commercial Payments and Managed Services, which are organized by services the Company provides and its distinct business units. The Commercial Payments and Managed Services operating segments have been combined into one Commercial Payments and Managed Services reportable segment.

To manage the business, the Company’s Chairman and Chief Executive Officer (“CEO”) both collectively serve as the chief operating decision makers (“CODM”). The CODM evaluates the performance and allocate resources based on the operating income of each segment. The Company operates in two reportable segments, Consumer Payments and Commercial Payments and Managed Services. For a detailed discussion of the Company’s reportable segments refer to Note 16 – Segment Information in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017.

F-24

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Information on segments and reconciliations to consolidated revenues, consolidated operating income and consolidated depreciation and amortization are as follows for the periods presented:

	Three Months Ended March 31,
(in thousands)	2018	2017
Revenues:
Consumer Payments	$108,981	$87,137
Commercial Payments and Managed Services	6,615	5,955
Consolidated Revenues	$115,596	$93,092

Operating income (loss):
Consumer Payments	$7,962	$6,017
Commercial Payments and Managed Services	(84)	547
Consolidated operating income	$7,878	$6,564

Depreciation and amortization:
Consumer Payments	$3,649	$3,553
Commercial Payments and Managed Services	118	91
Consolidated depreciation and amortization	$3,767	$3,644

A reconciliation of total operating income (loss) to the Company’s net income (loss) is as follows:

	Three Months Ended March 31,
(in thousands)	2018	2017
Total operating income	$7,878	$6,564
Less: interest and other expense, net	(11,001)	(7,811)
Less: equity in income (loss) of unconsolidated entities	(54)	26
Net loss	$(3,177)	$(1,221)

The Company’s results of operations and financial condition are not significantly reliant upon any single customer for the three months ended March 31, 2018 and 2017. Substantially all revenues are generated in the United States.

F-25

Priority holdings, LLC AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

13.	EArnings PEr UNIT

The following table sets forth the computation of the Company's basic and diluted earnings per unit:

	Three Months Ended March 31,
(in thousands except per unit data)	2018	2017
Numerator:
Net loss	$(3,177)	$(1,221)
Less: Distributions to participating securities	(45)	-
Net loss available to common unitholders	(3,222)	(1,221)
Denominator:
Weighted average units outstanding – basic and diluted	4,445	5,289
Basic and diluted earnings (loss) per unit	$(0.72)	$(0.23)

As of March 31, 2018 and 2017, there were 246,732 and 333,362 non-voting Class B units as well as warrants to issue 2.2% and 1.8% of the outstanding Class A Common units of the Company that are anti-dilutive. There were no dilutive common unit equivalents for the three months ended March 31, 2018 and 2017.

14.	SUBSEQUENT EVENTS

Subsequent events have been evaluated from the balance sheet date through May 24, 2018, the date on which the unaudited condensed consolidated financial statements were available to be issued.

On April 30, 2018, the Company entered into a Limited Waiver and Consent and is no longer obligated to make the 2017 mandatory prepayment based on Excess Cash Flow, as defined in the Credit Agreement. As of March 31, 2018, the amount of the excess cash flow payment previously classified as current portion of long-term debt has been classified as long-term debt as the amount is no longer callable by the creditor as of the date of the issuance of the quarterly financial statements.

F-26